UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                                                                                                November 18, 2009

Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Delaware	39-1600938
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6737 West Washington Street, Suite 2250
Milwaukee, Wisconsin	53214
(Address of Principal Executive Offices)	(ZIP Code)

(414) 977-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02.  Termination of a Material Definitive Agreement

 On November 18, 2009, Merge Healthcare Incorporated (the “Company”) sold 9,084,032 shares of its common stock pursuant to a registered direct public offering at a per share price of $3.00 (the “Offering”).   The Company used $18.1 million of the net proceeds from the Offering to prepay in full its senior secured note due June 2010 (the “Note”).  As a result of the prepayment, the Company was required to pay 118% of the outstanding principal of the Note, together with accrued and unpaid interest, and therefore the Company paid all amounts owed under the Note of $15.0 million and an additional amount of $3.1 million payable as a result of the prepayment of the Note.  The Note was held by Merrick RIS, LLC (“Merrick”), had an interest rate of 13.0% per annum, and became payable in a single installment in June 2010.  The Company agreed to prepay the Note in exchange for Merrick’s agreement to waive its piggyback registration rights with respect to the Offering and for Merrick’s and Michael W. Ferro, Jr.’s agreement not to offer, sell, offer or agree to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of, directly or indirectly, any of the Company’s common stock (or any securities convertible into, exercisable for or exchangeable or exercisable for shares of Common Stock) prior to 90 days following November 13, 2009, except for transfers (i) to Mr. Ferro’s spouse, relatives or lineal descendants or ancestors, natural or adopted (collectively, “Relatives”), provided that the transferee agrees in writing to be bound by the terms of these restrictions, (ii) any trust, partnership or other entity for the direct or indirect benefit of Mr. Ferro or the Relatives, (iii) transfers upon the death of Mr. Ferro pursuant to the laws of descent and distribution or pursuant to wills, (iv) gifts, provided that the transferee agrees in writing to be bound by the terms of these restrictions, or (v) to the Company.

 Merrick beneficially owns, as of September 30, 2009, 42.7% of the Company’s outstanding common stock.   Michael W. Ferro, Jr., the Company’s Chairman of the Board, and trusts for the benefit of Mr. Ferro’s family members beneficially own a majority of the equity interest in Merrick.  Mr. Ferro also serves as the chairman and chief executive officer of Merrick.  Accordingly, Mr. Ferro indirectly owned and controlled the Note and indirectly owns all of the shares of common stock owned by Merrick.  In addition, Justin C. Dearborn, the Chief Executive Officer and Director of the Company, served as Managing Director and General Counsel of Merrick Ventures, LLC, an affiliate of Merrick, from January 2007 until his appointment as Chief Executive Officer on June 4, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERGE HEALTHCARE INCORPORATED

November 20, 2009	/s/ Ann Mayberry-French
Ann Mayberry-French, General Counsel